                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        DATE OF REPORT -- April 13, 1995
                       (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)

              DELAWARE                               1-8147                              51-0219413
      (State of incorporation)              (Commission file number)                   (IRS employer
                                                                                   identification number)

                     ONE MEDIQ PLAZA, PENNSAUKEN, NJ 08110
               (Address of principal executive offices, zip code)

                            AREA CODE (609) 665-9300
                               (Telephone number)

ITEM 5. OTHER EVENTS.

    On April 13, 1995, the Registrant announced that its Board of Directors accepted the recommendation of its Special Committee rejecting the offer of MEDIQ Acquisition Corp. to acquire MEDIQ as being inadequate. In accepting the Special Committee recommendation, the Board of Directors consulted with its investment banker, Lazard Freres
& Co. The Company also stated that it will continue to solicit offers for the Company and its wholly-owned subsidiaries including MEDIQ/PRN Life Support Services, Inc., and has directed Lazard Freres & Co. to continue its efforts in this regard.

    In addition, the Registrant announced that it entered into an agreement to sell Medifac, Inc., its healthcare facility planning, design and project management subsidiary, and certain real estate, to the management group of Medifac, headed up by James W. Eastwood, President and Chief Executive Officer, for an aggregate sale price of $11.8 million.

    The Registrant also announced that it continues to focus on the sale of its non-core businesses including Health Examinetics, Inc., MEDIQ Mobile X-Ray Services, Inc. and MEDIQ Imaging Services, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                                                                        PAGE
                                                                        -----
(c)        Exhibits
99.1       Press Release, dated April 13, 1995

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIQ Incorporated
                                          --------------------------------------
                                          (Registrant)

                                          /S/ MICHAEL F. SANDLER
                                          --------------------------------------
                                          Michael F. Sandler
                                          Senior Vice President -- Finance
                                            & Chief Financial Officer

Date: April 18, 1995